                                                          Exhibit 4.5 of Item 15

Neither  these  Warrants nor the shares of Common Stock  issuable on exercise of these Warrants have been registered under the Securities Act of 1933, as amended
(the "Act") or applicable  state securities laws. None of such securities may be sold, assigned, pledged,  transferred or otherwise disposed of in the absence of registration  under the Act and registration or  qualification  under applicable state securities laws, or an opinion of counsel acceptable to the Company to the effect that such registrations or qualifications are not required.

                              MEDIX RESOURCES, INC.
                        2002 SERIES C WARRANT CERTIFICATE
                                  DATE ISSUED:

Number of Warrants: ________

Holder: ___________

Address: ____________

Telephone number: _____________

THIS CERTIFIES  THAT the holder of this  Certificate  named above  ("Holder") is entitled  to  purchase  from  MEDIX  RESOURCES,  INC.,  a  Colorado  corporation
(hereinafter  called the "Company"),  on or after July 1, 2003 and prior to July
1, 2008, at $0.50 per share,  the number of shares of the Company's common stock set forth above ("Common  Stock").  The Warrants and all rights thereunder shall expire on July 1,  2008.  However,  if the  closing  or last price of the Common
Stock as reported on the American Stock Exchange or other recognized exchange or quotation  system is $4.00 or above for ten consecutive  trading days after July
1, 2003, the Company,  at its option,  may upon thirty (30) days prior notice to the Holder,  re-purchase the Warrants from the Holder, at a re-purchase price of
$.01 per Warrant,  if they are not exercised  within such 30-day period or prior to the end of the  five-year  exercise  period  of the  Warrants,  whichever  is shorter. The further terms and conditions of the Warrants are as follows:

1.   These  Warrants and the Common Stock issuable on exercise of these Warrants
     (the   "Underlying   Shares")  may  be  transferred,   sold,   assigned  or
     hypothecated, only if registered by the Company under the Securities Act of
     1933 (the "Act") and  registered or qualified  under any  applicable  state securities  laws, or if the Company has received from counsel to the Holder who is reasonably  satisfactory  to the Company a written  opinion which is reasonably  satisfactory to the Company to the effect that  registration of the Warrants or the Underlying  Shares is not necessary in connection  with such transfer,  sale, assignment or hypothecation.  Certificates evidencing the Warrants and the Underlying  Shares shall be appropriately  legended to reflect this restriction and stop transfer instructions shall apply.

2.   Any permitted assignment of any Warrants shall be effected by the Holder by
     (i) executing a form of  assignment  in the form  furnished by the Company,
     (ii)  surrendering  this  Warrant   Certificate  for  cancellation  at  the
     principal  executive  office of the Company (or such other office or agency of the  Company as it may  designate  by notice in writing to the  Holder), accompanied by the opinion of counsel  referred to above,  and (iii) unless in connection  with an effective  registration  statement  which covers the sale of the Warrants and or the Underlying Shares,  delivery to the Company of a statement by the transferee  (in a form  acceptable to the Company and its counsel) that such Warrants are being  acquired by the  transferee  for investment and not with a view to its distribution or resale, whereupon the
     Company  shall  issue,  in the  name  or  names  specified  by  the  Holder
     (including  the  Holder)  new  Warrant  Certificates  representing  in  the aggregate  rights to purchase the same number of Shares as are  purchasable
     under  the  Warrant  Certificate   surrendered.   Such  Warrants  shall  be
     exercisable  immediately upon any such assignment if such assignment occurs after July 1, 2003. The transferor  will pay all relevant  transfer  taxes.
     Replacement Warrant  Certificates shall bear the same legend as is borne by this Certificate

3.   The term  "Holder"  should  be  deemed  to  include  any  permitted  record transferee of this Warrant.

4.   The Company  covenants and agrees that all shares of Common Stock which may be issued upon exercise  hereof will,  upon  issuance,  be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Warrant may be exercised, the Company will at all times have  authorized  and reserved a  sufficient  number of shares of
     Common Stock for issuance upon exercise of the Warrants.

5.   The  Warrants  shall not entitle  the Holder to any voting  rights or other rights as a stockholder of the Company.

6.   In the event  that as a result of  reorganization,  merger,  consolidation, liquidation,  recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common  Stock of the Company are at any time  increased  or decreased or changed into or exchanged for a different  number or kind of share or other security  of  the  Company  or of  another  corporation,  then  appropriate adjustments in the number and kind of such  securities  then subject to the
     Warrants  and/or the exercise price of the Warrants shall be made effective as of the date of such  occurrence  so that both the position of the Holder upon exercise and the total exercise price payable on such exercise will be the same as they would have been had Holder owned  immediately prior to the occurrence of such events the Common Stock  subject to the  Warrants.  Such adjustment shall be made successively whenever any event listed above shall occur and the Company  will notify the Holder of the  Warrants of each such adjustment.  Any fraction of a share resulting from any adjustment shall be eliminated  and the price per share of the remaining  shares subject to the
     Warrants adjusted accordingly.

7.   The rights represented by this Warrant  Certificate may be exercised at any time within the period  above  specified  by (i)  surrender of this Warrant
     Certificate at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder),  (ii) payment in cash to the Company of the exercise price for the number of Shares to be exercised up to the number of Shares represented by the Warrants then held by the Holder, together with any applicable stock
     transfer   taxes,   and  (iii)  unless  in  connection  with  an  effective
     registration  statement  which covers the sale of  Underlying  Shares,  the delivery to the Company of a statement by the Holder (in a form  acceptable to Company and its counsel) that such Underlying  Shares are being acquired by the Holder for investment and not with a view to their  distribution  or resale.

     The  certificates  for the Common Stock so purchased  shall be delivered to the Holder within a reasonable time, not exceeding three business days after all
requisite  documentation  and  funds  have  been  provided,   after  the  rights
represented by this Warrant Certificate shall have been so exercised,  and shall bear a restrictive legend as required by applicable securities laws.

8.   This Warrant  Certificate  shall be governed by and construed in accordance with the laws of the  State of New York.  The New York  courts  shall  have exclusive  jurisdiction  over this instrument and the enforcement  thereof.
     Service of process shall be effective if by certified mail,  return receipt requested.  All notices  shall be in writing and shall be deemed given upon
     receipt  by  the  party  to  whom  addressed.   This  instrument  shall  be
     enforceable by decrees of specific performances well as other remedies.

IN WITNESS WHEREOF, MEDIX REOSURCES, INC. has caused this Warrant Certificate to be signed by a duly  authorized  officer,  and to completed  and dated as of the date first written above.

                                                MEDIX RESOURCES, INC.

                                                By: ___________________
                                                       Darryl R. Cohen, President
                                                    and CEO